                                                                  Exhibit 11.1

                                                                          HELPMATE ROBOTICS INC.
                                                                CALCULATION OF NET LOSS PER COMMON SHARE
                                                      ------------------------------------------------------------
                                                       Six Months      Six Months     Three Months    Three Months
                                                          Ended           Ended          Ended           Ended
PRIMARY EARNINGS PER SHARE                               06/30/96        06/30/95       06/30/96        06/30/95
                                                      ------------------------------------------------------------
Historical

Net Loss                                              $(1,640,428)    $(1,357,742)    $  (841,095)    $  (747,735)

Preferred Dividends                                       (57,147)       (381,096)              -        (192,164)
                                                      ------------------------------------------------------------

Net Loss Applicable to Common Shareholders            $(1,697,575)    $(1,738,838)    $  (841,095)    $  (939,899)
                                                      ============================================================

Weighted Average Common Shares Outstanding              5,449,802       1,582,409       6,332,508       1,583,854

Incremental Shares Issuable Pursuant to SAB Topic 4D       38,553          38,553          38,553          38,553
                                                      ------------------------------------------------------------

Total Shares                                            5,488,355       1,620,962       6,371,061       1,622,407
                                                      ============================================================

Historical Net Loss per Common Share                       $ (.31)        $ (1.07)         $ (.13)         $ (.58)
                                                      ============================================================